Exhibit 16.1

                                                     [Logo]
                                                     Arthur Andersen LLP
                                                     Suite 3100 1225 17th Street
                                                     Denver CO 80202-5531

                                                     Tel:  303 295 1900
                                                     Fax:  303 291 9200
                                                     www.arthurandersen.com






June 19, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the the first four paragraphs of Item 4 included in the Form 8-K dated June 14, 2002, of Level 3 Communications, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Eric J. Mortensen
    Vice President, Controller and Principal Accounting Officer
    Level 3 Communications, Inc.